UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2005

Dendreon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2005, we entered into an Executive Employment Agreement with Michelle Burris, who is our Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $310,000. If targets agreed in advance by the Board of Directors are met, Ms. Burris is eligible for a bonus as determined by the Board of up to 40% of her base salary. In addition, the agreement provides for the granting of 135,000 options to purchase our common stock, granted under the terms of our 2000 Equity Incentive Plan (the “Plan”) on her first day of employment at Fair Market Value, as that term is defined in the Plan, which options have a ten-year term and will vest 25% on the anniversary date of the grant and the remainder in equal monthly installments over a period of 36 months.

The agreement has no specified term, and the employment relationship may be terminated by Ms. Burris or by us at any time. If we terminate her employment without cause, or if she resigns for good reason, as such terms are defined in the agreement, Ms. Burris will be entitled to a lump sum severance payment that equals 75% of her base salary plus 75% of her maximum annual bonus for such year. In that event, Ms. Burris would also be entitled to full accelerated vesting of any unvested stock options and any unvested stock held by her pursuant to restricted stock grants. The agreement requires Ms. Burris not to compete with us after termination of employment for a period of nine months, and provides a one-year post-termination non-solicitation obligation.

Also on August 15, 2005, we entered into an indemnity agreement with Ms. Burris substantially similar to those that we currently have in place with our directors, other executive officers and certain other members of senior management. The indemnity agreement provides, among other things, that we will indemnify Ms. Burris, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements she may be required to pay in actions or proceedings in which she is or may be made a party by reason of her position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Item 8.01.	Other Events.

On August 12, 2005, our Board of Directors approved the appointment of Michelle Burris as our Senior Vice President, Chief Financial Officer and Treasurer, and designated her as one of our executive officers.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibit

10.5	Executive Employment Agreement, dated August 15, 2005, between Dendreon Corporation and Michelle Burris

10.6	Indemnity Agreement, dated August 15, 2005, between Dendreon Corporation and Michelle Burris

99.1	Dendreon Corporation press release, dated August 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President and General Counsel

Date: August 17, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.5	Executive Employment Agreement, dated August 15, 2005, between Dendreon Corporation and Michelle Burris

10.6	Indemnity Agreement, dated August 15, 2005, between Dendreon Corporation and Michelle Burris

99.1	Dendreon Corporation press release, dated August 17, 2005